As filed with the Securities and Exchange Commission on April 7, 2009
Registration No. 333-157215

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________________

AMENDMENT NO. 2
TO
FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
_________________________

GENERAL MARITIME CORPORATION
(Exact name of registrant as specified in its charter)
(See table of additional registrants on following page)

Republic of the Marshall Islands	66-071-6485
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

299 Park Avenue
New York, New York  10171
(212) 763-5600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_________________________

John P. Tavlarios
President
299 Park Avenue
New York, New York 10171
(212) 763-5600

(Name, address, including zip code, and telephone number, including area code, of agent for service)
_________________________

Copies To:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attention:  Thomas E. Molner, Esq.
(212) 715-9100

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit (1)(2)(3)(4)	Proposed Maximum Aggregate Offering Price(1)(3)(4)	Amount of Registration Fee
Primary Offering:
Debt Securities (5)
Preferred Stock (6)
Common Stock, par value $.01 per share (7)
Guarantees (8)
Rights (9)
Warrants (10)
Units (11)
Primary Offering Total			$500,000,000	$19,650
Secondary Offering:
Common Stock, par value $.01 per share, to be offered by certain selling shareholders (12)	8,128,612		$90,308,879 (13)	$3,549.14
Total			$590,308,879	$23,199.14 (14)

(1)
Pursuant to General Instruction II.D of Form S-3, the amount to be registered, proposed maximum offering price per security, proposed maximum aggregate offering price and amount of registration fee have been omitted for each class of securities registered hereby other than the specified shares of common stock to be sold by selling shareholders.  See Note 12.

(2)
The proposed maximum aggregate offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(3)
The proposed maximum aggregate offering price has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 and reflects the maximum offering price of securities that may be issued, rather than the principal amount of securities that may be issued at a discount.

(4)	Excluding accrued interest, distributions and dividends, if any.

(5)
An indeterminate number of debt securities are covered by this registration statement.  Debt securities may be issued (a) separately or (b) upon exercise of warrants, rights or units to purchase debt securities that are registered hereby.

(6)
An indeterminate number of shares of preferred stock are covered by this registration statement.  Preferred stock may be issued (a) separately or (b) upon exercise of warrants, rights or units to purchase preferred stock that are registered hereby.

(7)
An indeterminate number of shares of common stock are covered by this registration statement. Common stock may be issued (a) separately, (b) upon the conversion of either debt securities or shares of preferred stock, each of which is registered hereby, or (c) upon exercise of warrants, rights or units to purchase common stock that are registered hereby.  Shares of common stock issued upon conversion of debt securities or preferred stock will be issued without the payment of additional consideration.

(8)
The debt securities may be guaranteed pursuant to guarantees by the subsidiaries of General Maritime Corporation.  No separate consideration will be received for the guarantees.  Pursuant to Rule 457(n), no separate fees for the guarantees are payable.

(9)
An indeterminate number of rights, representing rights to purchase common stock, preferred stock, debt securities or warrants, each of which is registered hereby, are covered by this registration statement.

(10)	An indeterminate number of warrants, representing rights to purchase debt securities, common stock or preferred stock, each of which is registered hereby, are covered by this registration statement.

(11)
An indeterminate number of units, representing rights to purchase debt securities, common stock, preferred stock, rights or warrants, each of which is registered hereby, are covered by this registration statement.

(12)	Represents shares of our common stock to be sold by certain selling shareholders.

(13)
Estimated solely for the purpose of determining the registration fee and calculated in accordance with Rule 457(c) under the Securities Act on the basis of the average of the high and low prices of the Registrant’s common stock on February 4, 2009 (a date within five business days prior to the initial filing of this registration statement on February 10, 2009), as reported on the New York Stock Exchange.

(14)	The registration fee was previously paid in connection with the initial filing of this registration statement on February 10, 2009.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrants*	State or Other Jurisdiction of Incorporation or Organization	IRS Employee Identification Number
General Maritime Subsidiary Corporation	Marshall Islands	06-1597083
General Maritime Management LLC	Marshall Islands	98-0385293
General Maritime Management (UK) LLC	Marshall Islands	N/A
General Maritime Management (Hellas) Ltd.	Liberia	N/A
General Maritime Management (Portugal) LDA.	Marshall Islands	N/A
General Maritime Management (Portugal) Limitada	Portugal	N/A
General Maritime Crewing Pte Ltd. (Singapore Corporation)	Singapore	N/A
General Maritime Crewing Ltd. (Russia Corporation)	Russia	N/A
GMR Administration Corp.	Marshall Islands	46-0508901
GMR Agamemnon LLC	Liberia	98-0395170
GMR Ajax LLC	Liberia	98-0395169
GMR Alexandra LLC	Marshall Islands	98-0385176
GMR Argus LLC	Marshall Islands	98-0395206
GMR Chartering LLC	United States (New York)	83-0467351
GMR Constantine LLC	Liberia	98-0395161
GMR Daphne	Marshall Islands	98-0588044
GMR Defiance LLC	Liberia	98-0425179
GMR Electra	Marshall Islands	98-0588046
GMR George T	Marshall Islands	98-0550184
GMR GP LLC	Marshall Islands	98-0536548
GMR Gulf LLC	Marshall Islands	98-0395216
GMR Harriet G. LLC	Liberia	98-0486381
GMR Hope LLC	Marshall Islands	98-0395218
GMR Horn LLC	Marshall Islands	98-0395220
GMR Kara G LLC	Liberia	98-0513241
GMR Limited LLC	Marshall Islands	98-0536550
GMR Minotaur LLC	Liberia	98-0395188
GMR Orion LLC	Marshall Islands	98-0395227
GMR Phoenix LLC	Marshall Islands	98-0395229
GMR Princess LLC	Liberia	98-0395231
GMR Progress LLC	Liberia	98-0395232
GMR Revenge LLC	Liberia	98-0425180
GMR St. Nikolas LLC	Marshall Islands	98-0555133
GMR Spyridon LLC	Marshall Islands	98-0395238
GMR Star LLC	Liberia	98-0395191
GMR Strength LLC	Liberia	98-0425181
GMR Trader LLC	Liberia	98-0395190
GMR Trust LLC	Liberia	98-0395192
Arlington Tankers Ltd.	Bermuda	98-0604955
Vision Ltd.	Bermuda	98-0471654
Victory Ltd.	Bermuda	98-0471655
Companion Ltd.	Bermuda	98-0471656
Compatriot Ltd.	Bermuda	98-0471657
Concord Ltd.	Bermuda	98-0471658
Consul Ltd.	Bermuda	98-0471659
Concept Ltd.	Bermuda	98-0481425
Contest Ltd.	Bermuda	98-0481426
Arlington Tankers, LLC	Delaware	06-1751131

* The address of the principal executive offices of each additional registrant is c/o General Maritime Corporation, 299 Park Avenue, New York, New York 10171.

The information in this prospectus is not complete and may be changed.  We and the selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 7, 2009
PROSPECTUS

$500,000,000

GENERAL MARITIME CORPORATION

Debt Securities
Preferred Stock
Common Stock
Rights
Warrants
Units

We may offer and sell from time to time, debt securities, shares of our preferred stock, shares of our common stock, rights, warrants and units having an aggregate initial offering price up to $500,000,000.  The securities may be offered separately or together in any combination and as separate series.  In addition, selling shareholders to be named in a prospectus supplement may offer, from time to time, shares of our common stock.  We will not receive any of the proceeds from the sale of the shares of common stock by the selling shareholders.

We will provide specific terms of any offering and the offered securities in supplements to this prospectus.  Any prospectus supplement may also add, update or change information contained in this prospectus.  You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest.

Our common stock is traded on the New York Stock Exchange, or NYSE, under the symbol “GMR.”  On           , 2009, the closing sale price of our common stock as reported by the NYSE was $      per share.  Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

We may offer these securities directly, to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.  We reserve the sole right to accept, and together with our agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents, underwriters or dealers.  If any agents, dealers or underwriters are involved in the sale of any securities, the relevant prospectus supplement will set forth any applicable commissions or discounts.

Investing in our securities involves risks that are referenced in the “Risk Factors” section beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is adequate and complete.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is                        , 2009

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process.  Under the shelf process, we may, from time to time, offer our debt securities, shares of our preferred stock, shares of our common stock, rights, warrants or units, or combinations thereof, in one or more offerings.  In this prospectus, we will refer to our debt securities, shares of our preferred stock, shares of our common stock, rights, warrants and units collectively as the “securities.”  This prospectus provides you with a general description of the securities that we may offer and the shares of our common stock that selling shareholders may offer.  Each time that we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement also may add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”  We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement.  We are only offering these securities in states where the offer is permitted.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus.  That registration statement can be read at the SEC’s web site or at the SEC’s offices referenced under the heading “Where You Can Find More Information.”

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in any of the filings that we have filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference herein, before making an investment decision.  For more information see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

FORWARD-LOOKING STATEMENTS

We make statements in this prospectus and the documents incorporated by reference that are considered forward-looking statements under the federal securities laws.  Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them.  The words “anticipate,” “believe,” “may,” “estimate,” “expect,” and similar expressions, and variations of such terms or the negative of such terms, are intended to identify such forward-looking statements.

All forward-looking statements are subject to certain risks, uncertainties and assumptions.  If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements.  Important factors that could cause or contribute to such difference include those discussed under “Risk Factors” in this prospectus and in any of the filings that we have filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, incorporated by reference into this prospectus.  You should not place undue reliance on such forward-looking statements, which speak only as of their dates.  We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  You should carefully consider the information set forth under the heading “Risk Factors.”

ABOUT GENERAL MARITIME

We are a provider of international seaborne crude oil transportation services principally within the Atlantic basin which includes ports in the Caribbean, South and Central America, the United States, West Africa, the Mediterranean, Europe and the North Sea.  We also currently operate tankers in other regions including the Black Sea and Far East.

As of April 7, 2009, our fleet consists of 31 wholly owned vessels, consisting of 12 Aframax vessels, 11 Suezmax vessels, two Very Large Crude Carriers, or VLCCs, two Panamax vessels and four product carriers.  These vessels have a total of 3.9 million dwt, all of which is double-hulled with an average age of 8.0 years.  We acquired our two VLCCs, two Panamax vessels and four product carriers in a combination with Arlington Tankers Ltd., or Arlington, described below.

On December 16, 2008, pursuant to an Agreement and Plan of Merger and Amalgamation, dated as of August 5, 2008, by and among us; Arlington; Archer Amalgamation Limited, or Amalgamation Sub; Galileo Merger Corporation, or Merger Sub; and General Maritime Subsidiary Corporation (formerly General Maritime Corporation), or General Maritime Subsidiary, Merger Sub merged with and into General Maritime Subsidiary, with General Maritime Subsidiary continuing as the surviving entity, and Amalgamation Sub amalgamated with Arlington.  We refer to these transactions collectively as the Arlington combination.  As a result of the Arlington combination, General Maritime Subsidiary and Arlington each became a wholly-owned subsidiary of ours and General Maritime Subsidiary changed its name to General Maritime Subsidiary Corporation.  In addition, upon the consummation of the Arlington combination, we exchanged 1.34 shares of our common stock for each share of common stock held by shareholders of General Maritime Subsidiary and exchanged one share of our common stock for each share held by shareholders of Arlington.

General Maritime Subsidiary is our predecessor for purposes of U.S. securities regulations governing financial statement filing.  The Arlington combination is accounted for as an acquisition by General Maritime Subsidiary of Arlington.  Therefore, the disclosures throughout this prospectus, unless otherwise noted, reflect the results of operations of General Maritime Subsidiary for the years ended December 31, 2007 and 2006 and the financial position of General Maritime Subsidiary as of December 31, 2007.  We had separate operations for the period beginning December 16, 2008, the effective date of the Arlington combination, and disclosures and references to amounts for periods after that date relate to us unless otherwise noted.  Arlington’s results have been included in the disclosures throughout this prospectus, unless otherwise noted, from the effective date of acquisition and thereafter.

Our principal executive offices are located at 299 Park Avenue, New York, New York 10171, and our telephone number is (212) 763-5600.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our unaudited pro forma historical ratios of earnings to fixed charges for the periods indicated below:

	Year Ended December 31,	Year Ended December 31,	Year Ended December 31,	Year Ended December 31,	Year Ended December 31,
	2008	2007	2006	2005	2004
Ratio of earnings to fixed charges(1)	1.97x	2.46x	19.12x	6.52x	8.26x

___________
(1) For the purpose of determining the ratio of earnings to fixed charges, earnings consist of net income plus fixed charges.  Fixed charges consist of interest expense on our credit facilities, including unused commitment fees and amortization of expenses related to our credit facilities.

As we have no preferred stock issued, a ratio of earnings to combined fixed charges and preferred dividends is not presented.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, including capital expenditures, working capital, repayment or reduction of long-term and short-term debt and the financing of acquisitions and other business combinations.  We may temporarily invest funds that we do not immediately require in marketable securities.  We will not receive any of the proceeds from the sale of shares of common stock by any selling shareholders.

DESCRIPTION OF DEBT SECURITIES

We may offer secured or unsecured debt securities, which may be convertible. Our debt securities and any related guarantees will be issued under an indenture to be entered into between us and a trustee. The debt securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries that do not guarantee the debt securities, and the claims of creditors of those subsidiaries, including trade creditors, will have priority as to the assets and cash flows of those subsidiaries. In addition, any debt securities and any guarantees offered hereby will be effectively subordinated to any outstanding secured debt of us or any of our subsidiaries that guarantee the debt securities, respectively.

We have summarized certain general features of the debt securities from the indenture. A form of indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The following description of the terms of the debt securities and the guarantees sets forth certain general terms and provisions. The particular terms of the debt securities and guarantees offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities and guarantees, will be described in the related prospectus supplement.  Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

General

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited.  The debt securities may be issued in one or more series as may be authorized from time to time.

Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

•	title and aggregate principal amount;

•	whether the securities will be senior or subordinated;

•	applicable subordination provisions, if any;

•	whether securities issued by us will be entitled to the benefit of any guarantee;

•	conversion or exchange into other securities;

•	whether securities issued by us will be secured or unsecured, and if secured, what the collateral will consist of;

•	percentage or percentages of principal amount at which such securities will be issued;

•	maturity date(s);

•	interest rate(s) or the method for determining the interest rate(s);

•	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	redemption (including upon a “change of control”) or early repayment provisions;

•	authorized denominations;

•	form;

•	amount of discount or premium, if any, with which such securities will be issued;

•	whether such securities will be issued in whole or in part in the form of one or more global securities;

•	identity of the depositary for global securities;

•
whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•
the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

•	time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

•	securities exchange(s) on which the securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	extent to which a secondary market for the securities is expected to develop;

•
additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such securities to be due and payable;

•	provisions relating to covenant defeasance and legal defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

•	additional terms not inconsistent with the provisions of the indenture.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples thereof.  Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Guarantees

Any debt securities may be guaranteed by one or more of our direct or indirect subsidiaries. Each prospectus supplement will describe any guarantees for the benefit of the series of debt securities to which it relates, including required financial information of the subsidiary guarantors, as applicable.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary (the “depositary”) identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus.  For the complete terms of our common stock and preferred stock, please refer to our amended and restated articles of incorporation and our amended and restated bylaws that are filed as exhibits to our current report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2008.  The Business Corporations Act of the Republic of the Marshall Islands, or the BCA, may also affect the terms of these securities.  The terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer.  The terms of any common stock or preferred stock we offer under a prospectus supplement may differ from the terms we describe below, in which event we will describe the particular terms of any series of these securities in more detail in such prospectus supplement.

Authorized Capitalization

  Under our amended and restated articles of incorporation, as of March 16, 2009, our authorized capital stock consists of 140,000,000 shares of common stock, par value $0.01 per share, of which 57,850,528 shares are issued and outstanding, and 10,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding.

Common Stock

Voting Rights

Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of shareholders, and will not be entitled to cumulate votes for the election of directors.  Election of directors will be by plurality of votes cast, and all other matters will be by a majority of the votes cast.  Except as required by law and by the terms of any series of preferred stock designated by the board of directors pursuant to our amended and restated articles of incorporation, our common stock has the exclusive right to vote for the election of directors and for all other purposes.  Our common stock votes together as a single class.

Dividends

Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of shares of common stock are entitled to receive, ratably, all dividends, if any, declared by our board of directors out of funds legally available for dividends.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and liabilities, subject to the prior distribution rights of holders of shares of our preferred stock, if any are then outstanding.

Other Rights

Holders of our common stock do not have conversion, redemption, subscription, sinking fund or preemptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of our common stock are subject to the rights of the holders of any shares of our preferred stock which we may issue in the future.

Transfer Agent

The transfer agent for our common stock is Mellon Investor Services LLC (operating with the service name BNY Mellon Shareowner Services).

Listing

Our common stock is listed on the NYSE under the symbol “GMR.”

Preferred Stock

Our amended and restated articles of incorporation authorize our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

•	the designation of the series;

•	the number of shares of the series;

•	the voting rights, if any, of the holders of the series; and

•	the preferences and relative, participating, option or other special rights, if any, of the series, and any qualifications, limitations or restrictions applicable to such rights.

A prospectus supplement will describe the terms of any series of preferred stock being offered, including:

•	the designation of the shares and the number of shares that constitute the series;

•
the dividend rate (or the method of calculation thereof), if any, on the shares of the series and the priority as to payment of dividends with respect to other classes or series of our capital stock and the payment date of dividends;

•	the dividend periods (or the method of calculation thereof);

•	the date from which dividends on the preferred stock shall accumulate, if applicable;

•	the voting rights of the shares;

•
the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our capital stock and any other rights of the shares of the series upon our liquidation or winding-up;

•	whether the preferred stock will rank senior or junior to or on a parity with any other class or series of preferred stock;

•	whether or not and on what terms the shares of the series will be subject to redemption or repurchase at our option;

•	whether and on what terms the shares of the series will be convertible into or exchangeable for other securities;

•	the provision of a sinking fund, if any, for the preferred stock;

•	whether the shares of the series of preferred stock will be listed on a securities exchange;

•	the transfer agent for the series of preferred stock;

•	any special United States federal income tax considerations applicable to the series; and

•	any other preferences and rights and any qualifications, limitations or restrictions of the preferences and rights of the series.

Limitations on Liability and Indemnification of Officers and Directors

Limitations on Liability

Under Marshall Islands law, directors and officers shall discharge their duties in good faith and with that degree of diligence, care and skill which ordinarily prudent people would exercise under similar circumstances in like positions.  In discharging their duties, directors and officers may rely upon financial statements of the corporation represented to them to be correct by the president or the officer having charge of its books or accounts or by independent accountants.

The BCA provides that the articles of incorporation of a Marshall Islands company may include a provision for the elimination or limitation of liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director:

•	for any breach of the director’s duty of loyalty to the corporation or its shareholders;

•	for acts or omissions not undertaken in good faith or which involve intentional misconduct or a knowing violation of law; or

•	for any transaction from which the director derived an improper personal benefit.

Our directors will not be personally liable to us or our shareholders for monetary damages for any breach of duty in such capacity, except that the liability of a director will not be eliminated or limited:

•	for any breach of the director’s duty of loyalty to the corporation or its shareholders;

•	for acts or omissions not undertaken in good faith or which involve intentional misconduct or a knowing violation of law; or

•	for any transaction from which the director derived an improper personal benefit.

Indemnification of Officers and Directors

Under the BCA, for actions not by or in the right of a Marshall Islands corporation, the corporation may indemnify any person who was or is a party to any threatened or pending action or proceeding by reason of the fact that such person is or was a director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful.

In addition, under the BCA, in actions brought by or in right of a Marshall Islands corporation, any agent who is or is threatened to be made party can be indemnified for expenses (including attorney’s fees) actually and reasonably incurred in connection with the defense or settlement of the action if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, provided that indemnification is not permitted with respect to any claims in which such person has been found liable for negligence or misconduct with respect to the corporation unless the appropriate court determines that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity.

We will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that such person is or was a director or officer of ours, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful.

We will also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of us to procure judgment in our favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of (or in a similar capacity in respect of) another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney’s fees) actually and reasonably incurred by such person or in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and except that no indemnification will be made in respect of any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

The limitation of liability and indemnification provisions in our amended and restated bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Anti-takeover Effects of Certain Provisions of Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws

Several provisions of our amended and restated articles of incorporation and amended and restated bylaws, which are summarized below, may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise that a shareholder may consider in its best interest and (2) the removal of incumbent officers and directors.

Blank Check Preferred Stock

Under the terms of our amended and restated articles of incorporation, our board of directors has the authority, without any further vote or action by our shareholders, to authorize our issuance of up to 10,000,000 shares of blank check preferred stock. Our board of directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management.

Classified Board of Directors

Our amended and restated articles of incorporation provide for the division of our board of directors into three classes of directors, with each class as nearly equal in number as possible, serving staggered, three-year terms beginning upon the expiration of the initial term for each class. Approximately one-third of our board of directors will be elected each year. This classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of us. It could also delay shareholders who do not agree with the policies of our board of directors from removing a majority of our board of directors for up to two years.

Business Combinations

Although the BCA does not contain specific provisions regarding “business combinations” between corporations organized under the laws of the Republic of the Marshall Islands and “interested shareholders,” our amended and restated articles of incorporation include these provisions.  Our amended and restated articles of incorporation contain provisions which prohibit them from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction in which the person became an interested shareholder, unless:

•
prior to the date of the transaction that resulted in the shareholder becoming an interested shareholder, our board approved the business combination or the transaction that resulted in the shareholder becoming an interested shareholder;

•
upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced;

•
on or subsequent to the date of the transaction that resulted in the shareholder becoming an interested shareholder, the business combination is approved by the board and authorized at an annual or special meeting of shareholders by the affirmative vote of at least 662/3% of the outstanding voting stock that is not owned by the interested shareholder; or

•	the shareholder is Peter C. Georgiopoulos or an affiliate or associate thereof.

For purposes of these provisions, a “business combination” includes mergers, consolidations, exchanges, asset sales, leases and other transactions resulting in a financial benefit to the interested shareholder and an “interested shareholder” is any person or entity that beneficially owns 15% or more of our outstanding voting stock and any person or entity affiliated with or controlling or controlled by that person or entity.

Election and Removal of Directors

Our amended and restated articles of incorporation prohibit cumulative voting in the election of directors. Our amended and restated bylaws require parties other than the board of directors to give advance written notice of nominations for the election of directors. Our articles of incorporation also provide that our directors may be removed only for cause and only upon the affirmative vote of at least 80% of the outstanding shares of our capital stock entitled to vote for those directors or by a majority of the members of the board of directors then in office. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Limited Actions by Shareholders

Our amended and restated articles of incorporation and our amended and restated bylaws provide that any action required or permitted to be taken by our shareholders must be effected at an annual or special meeting of shareholders or by the unanimous written consent of our shareholders. Our amended and restated articles of incorporation and our amended and restated bylaws provide that, subject to certain exceptions, only our board of directors may call special meetings of our shareholders and the business transacted at the special meeting is limited to the purposes stated in the notice.  Accordingly, a shareholder may be prevented from calling a special meeting for shareholder consideration of a proposal over the opposition of our board and shareholder consideration of a proposal may be delayed until the next annual meeting.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our amended and restated bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary.  Generally, to be timely, a shareholder's notice must be received at our principal executive offices not less than 90 days nor more than 150 days before the first anniversary of the preceding year's annual meeting of shareholders.  Our amended and restated bylaws also specify requirements as to the form and content of a shareholder's notice. These provisions may impede a shareholder's ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.

Amendments to Articles of Incorporation

Our amended and restated articles of incorporation require the affirmative vote of the holders of not less than 80% of the shares entitled to vote in an election of directors to amend, alter, change or repeal the following provisions in our amended and restated articles of incorporation:

•	the classified board and director removal provisions;

•	the requirement that action by written consent of the shareholders be taken by unanimous written consent;

•	limitations on the power of our shareholders to amend the amended and restated by-laws;

•	the limitation on business combinations between us and interested shareholders; and

•	the provisions requiring the affirmative vote of the holders of not less than 80% of our shares entitled to vote in an election of directors to amend the foregoing provisions.

This requirement makes it more difficult for our shareholders to make changes to the provisions in the amended and restated articles of incorporation that could have anti-takeover effects.

DESCRIPTION OF RIGHTS

General

We may issue rights to purchase debt securities, shares of common stock, shares of preferred stock, or warrants to purchase common stock or preferred stock.  Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights.  In connection with any rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such rights offering.  In connection with a rights offering to our shareholders, we will distribute certificates evidencing the rights and a prospectus supplement to our shareholders on the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:

•	the title of such rights;

•	the securities for which such rights are exercisable;

•	the exercise price for such rights;

•	the number of such rights issued to each shareholder;

•	the extent to which such rights are transferable;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such rights;

•	the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and

•	any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Exercise of Rights

Each right will entitle the holder of the right to purchase for cash such amount of debt securities, shares of common stock, shares of preferred stock, warrants or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby.  Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby.  Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of preferred stock or common stock or warrants purchasable upon such exercise.  We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase any of our securities.  We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities.  Each series of warrants will be issued under a separate warrant agreement, to be entered into between us and a warrant agent specified in a prospectus supplement.  The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants.  We will set forth further terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants, including, where applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the number and type of securities purchasable upon exercise of the warrants;

•	the designation and terms of the securities, if any, with which the warrants are issued and the number of the warrants issued with each such offered security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the price at which each security purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	any circumstances that will cause the warrants to be deemed to be automatically exercised; and

•	any other material terms of the warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of our preferred stock, shares of our common stock, rights, warrants or any combination of such securities.  The applicable prospectus supplement will describe:

•
the terms of the units and of the debt securities, shares of our preferred stock, shares of our common stock, rights and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

SELLING SHAREHOLDERS

We are registering shares of common stock covered by this prospectus for re-offers and resales by certain selling shareholders to be named in a prospectus supplement.  We are registering these shares to permit selling shareholders to resell their shares when they deem appropriate.  A selling shareholder may resell all, a portion or none of such shareholder’s shares at any time and from time to time.  Selling shareholders may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act.  We do not know when or in what amounts the selling shareholders may offer shares for sale under this prospectus and any prospectus supplement.  We may pay all expenses incurred with respect to the registration of the shares of common stock owned by the selling shareholders, other than underwriting fees, discounts or commissions, which will be borne by the selling shareholders.  We will provide you with a prospectus supplement which shall, among other things, name the selling shareholders, the amount of shares to be sold and any other material terms of the sale of shares of common stock being sold by each selling shareholder.

General Maritime Subsidiary issued to a certain selling shareholder an aggregate of 2,192,793 shares of its common stock in connection with a recapitalization of General Maritime Subsidiary in June 2001, the date of its initial public offering.  As part of the recapitalization, the shares were issued to the selling shareholder in exchange for general partnership interests in seven limited partnerships owning an aggregate of 14 vessels that were contributed by various persons in the recapitalization to General Maritime Subsidiary.  The selling shareholder also received shares in exchange for a company owned by the selling shareholder which provided commercial management services for the 14 vessels described above, which management company was contributed to General Maritime Subsidiary in connection with the recapitalization.  As a result of the Arlington combination, these shares were exchanged for 2,938,343 shares of our common stock.

In addition, General Maritime Subsidiary issued an aggregate of 1,792,908 shares of its common stock to the same selling shareholder as follows: (i) 500,000 restricted shares of common stock granted on November 26, 2002, which will vest on November 26, 2009; (ii) 150,000 restricted shares of common stock granted on February 9, 2005, which will vest on November 16, 2014; (iii) 350,000 restricted shares of common stock granted on April 6, 2005, which will vest on December 31, 2014; (iv) 250,000 restricted shares of common stock granted on December 21, 2005, which will vest on November 15, 2015; (v) 150,000 restricted shares of common stock granted on December 18, 2006, which will vest on November 15, 2016; (vi) 77,908 restricted shares of common stock granted on April 2, 2007, which will vest on November 15, 2016; and (vii) 240,000 restricted shares of common stock granted on December 21, 2007, which will vest on November 15, 2017.  The foregoing grants are subject to accelerated vesting under certain circumstances set forth in the relevant restricted stock grant agreement.  The selling shareholder also received 75,000 restricted shares of common stock granted on November 12, 2003, which shares vested in equal installments on each of the first four anniversaries of November 12, 2003.  As a result of the Arlington combination, these shares were exchanged for 2,402,497 shares of our common stock.  The selling shareholder may sell the shares of our common stock from time to time under this registration statement.

Arlington issued an aggregate of 2,787,772 shares of its common stock to certain selling shareholders as part of the consideration received by such selling shareholders for the sale of vessels to Arlington in connection with its initial public offering in November 2004.  As a result of the Arlington combination, these shares were exchanged for 2,787,772 shares of our common stock.  The selling shareholders were granted registration rights by Arlington pursuant to the terms of a registration rights agreement entered into simultaneously by the parties with the closing of Arlington’s initial public offering.  The selling shareholders, and other shareholders who may acquire the shares from the original selling shareholders in accordance with the terms of the Arlington registration rights agreement, may exercise their right to sell the shares of our common stock from time to time under this registration statement and pursuant to the Arlington registration rights agreement.

The prospectus supplement for any offering of the common stock by selling shareholders will include the following information:

•	the names of the selling shareholders;

•	the nature of any position, office or other material relationship which each selling shareholder has had within the last three years with us or any of our predecessors or affiliates;

•	the number of shares held by each of the selling shareholders before and after the offering;

•	the percentage of the common stock held by each of the selling shareholders before and after the offering;

•	the number of shares of our common stock offered by each of the selling shareholders; and

•	any other terms of the shares of common stock offered by each of the selling shareholders.

PLAN OF DISTRIBUTION

We may sell the securities to one or more underwriters for public offering and sale by them and may also sell the securities to investors directly or through agents. In addition, some of our shareholders may sell shares of our common stock under this prospectus in any of these ways. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We and any selling shareholders have reserved the right to sell or exchange securities directly to investors on our or their own behalf in those jurisdictions where we are authorized to do so.

We or any selling shareholders may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

 We or any selling shareholders may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of securities, we or any selling shareholders, or the purchasers of securities for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions. If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of the sale, or at prices related to such prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all of the offered securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

We will describe in the applicable prospectus supplement any compensation we or any selling shareholders pay to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We or any selling shareholders may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses.

To the extent that we or any selling shareholders make sales to or through one or more underwriters or agents in at-the-market offerings, we or any selling shareholders may do so pursuant to the terms of a distribution agreement between us (including any selling shareholders) and the underwriters or agents. If we or any selling shareholders engage in at-the-market sales pursuant to a distribution agreement, we or any selling shareholders will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we or any selling shareholders may sell shares on a daily basis in exchange transactions or otherwise as we or any selling shareholder may agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we or any selling shareholders also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

We or any selling shareholders may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of our common stock to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We or any selling shareholders may pledge or grant a security interest in some or all of our common stock covered by this prospectus to support a derivative or hedging position or other obligation and, if we or any selling shareholder defaults in the performance of our or its obligations, the pledgees or secured parties may offer and sell our common stock from time to time pursuant to this prospectus.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business for which they receive compensation.

LEGAL MATTERS

Kramer Levin Naftalis & Frankel LLP, New York, New York, will provide us with opinions relating to certain matters in connection with offerings under this prospectus from time to time. Reeder & Simpson P.C. will provide us with opinions relating to matters concerning the law of the Republic of the Marshall Islands in connection with offerings under this prospectus.  Allen and Gledhill LLP will provide us with opinions relating to matters concerning the law of Singapore in connection with offerings under this prospectus.  Albuquerque & Associados will provide us with opinions relating to matters concerning the law of Portugal in connection with offerings under this prospectus.  Goltsblat BLP will provide us with opinions relating to matters concerning the law of Russia in connection with offerings under this prospectus.  Appleby will provide us with opinions relating to matters concerning the law of Bermuda in connection with offerings under this prospectus.  George E. Henries, Esq. will provide us with opinions relating to matters concerning the law of Liberia in connection with offerings under this prospectus.

EXPERTS

Our consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2008 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm, given upon their authority as experts in auditing and accounting.

The consolidated financial statements of Arlington for the years ended December 31, 2007 and 2006 incorporated in this prospectus by reference from Arlington’s Annual Report on Form 10-K for the year ended December 31, 2007 have been audited by MSPC, Certified Public Accountants and Advisors, P.C., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm, given upon their authority as experts in auditing and accounting.

The consolidated statements of operations, shareholders’ equity, and cash flows of Arlington Tankers Ltd. for the year ended December 31, 2005, appearing in Arlington Tankers Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2007, have been incorporated by reference herein in reliance upon the report of KPMG LLP, or KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC.  You may read and copy such material at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549-1004.  Please call the SEC at 1-800-SEC-0330 for more information on the operation of the Public Reference Room.  You can also find our SEC filings at the SEC’s web site at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus, and some information that we file later with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below, any documents that we file after the date of the filing of the initial registration statement of which the prospectus forms a part and prior to the effectiveness of that registration statement, and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding such documents or portions thereof that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules and regulations):

General Maritime Corporation Filings (File No. 001-34228):

•	annual report on Form 10-K for the fiscal year ended December 31, 2008;

•	current reports on Form 8-K filed on March 5, 2009 and March 17, 2009; and

•	current report on Form 8-K filed on April 7, 2009 containing a description of our common stock and the rights associated with our common stock.

Arlington Tankers Ltd. Filings (File No. 001-32343):

•	annual report on Form 10-K for the fiscal year ended December 31, 2007;

•	quarterly reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008; and

•	amended quarterly reports on Form 10-Q/A for the quarters ended March 31, 2008 and June 30, 2008.

We filed a registration statement on Form S-3 to register with the SEC the securities described in this prospectus.  This prospectus is part of that registration statement.  As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC.  You may refer to the registration statement and the exhibits and schedules for more information about us and our securities.  The registration statement and exhibits and schedules are also available at the SEC’s Public Reference Room or through its web site.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

General Maritime Corporation
299 Park Avenue
New York, New York 10171
(212) 763-5600
Attn: Investor Relations

You should rely only on the information contained or incorporated in this prospectus or any supplement.  We have not authorized anyone else to provide you with different information.  You should not rely on any other representations.  Our affairs may change after this prospectus or any supplement is distributed.  You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.  You should read all information supplementing this prospectus.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

All the amounts shown are estimates except the Securities and Exchange Commission registration fee.

Item	Amount
Securities and Exchange Commission Registration Fee	$23,199
Legal Fees and Expenses	$175,000
Printing Expenses	$10,000
Accounting Fees and Expenses	$60,000
Total	$268,199

Item 15.  Indemnification of Directors and Officers

Under the BCA, for actions not by or in the right of a Marshall Islands corporation, the corporation may indemnify any person who was or is a party to any threatened or pending action or proceeding by reason of the fact that such person is or was a director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful.

In addition, under the BCA, in actions brought by or in right of a Marshall Islands corporation, any agent who is or is threatened to be made party can be indemnified for expenses (including attorney’s fees) actually and reasonably incurred in connection with the defense or settlement of the action if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, provided that indemnification is not permitted with respect to any claims in which such person has been found liable for negligence or misconduct with respect to the corporation unless the appropriate court determines that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity.

We will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that such person is or was a director or officer of ours, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful.

We will also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of us to procure judgment in our favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of (or in a similar capacity in respect of) another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney’s fees) actually and reasonably incurred by such person or in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and except that no indemnification will be made in respect of any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

In addition, Marshall Islands corporations may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against him and incurred by him in his capacity as a director or officer whether or not the corporation would have the power to indemnify him against such liability under the provisions of the BCA.  We currently have liability insurance to provide our directors, officers and managers with insurance coverage for losses arising from claims based on breaches of duty, negligence, errors and other wrongful acts.

It is currently unclear as a matter of law what impact these provisions will have regarding securities law violations.  The Commission takes the position that indemnification of directors, officers and controlling persons against liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and therefore is unenforceable.

Item 16.  Exhibits

1.1	Form(s) of Underwriting Agreement with respect to Debt Securities.*

1.2	Form of Underwriting Agreement with respect to Preferred Stock.*

1.3	Form of Underwriting Agreement with respect to Common Stock.*

4.1	Form of Indenture.**

4.2	Form(s) of Debt Securities.*

4.3	Form of Specimen Stock Certificate.(1)

4.4	Certificate of Designation of Preferred Stock.*

4.5	Form of Preferred Stock Certificate.*

4.6	Form of Warrant Agreement (including form of warrant).*

4.7	Form of Unit Agreement (including form of unit certificate).*

5.1	Opinion of Reeder & Simpson P.C., Marshall Islands counsel to General Maritime, as to the legality of securities being registered.**

5.2	Opinion of Kramer Levin Naftalis & Frankel LLP, U.S. counsel to General Maritime, as to the legality of securities being registered.**

5.3	Opinion of Allen and Gledhill LLP, Singapore counsel to General Maritime, as to the power of a certain co-registrant to issue the guarantees.**

5.4	Opinion of Albuquerque & Associados, Portugal counsel to General Maritime, as to the power of a certain co-registrant to issue the guarantees.**

5.5	Opinion of Goltsblat BLP, Russia counsel to General Maritime, as to the power of a certain co-registrant to issue the guarantees.**

5.6	Opinions of Appleby, Bermuda counsel to General Maritime, as to the power of certain co-registrants to issue the guarantees.**

5.7	Opinion of George E. Henries, Esq., Liberia counsel to General Maritime, as to the power of certain co-registrants to issue the guarantees.**

12.1	Computation of Ratio of Earnings to Fixed Charges.**

23.1	Consent of Reeder & Simpson P.C. (included as part of Exhibit 5.1).**

23.2	Consent of Kramer Levin Naftalis & Frankel LLP (included as part of Exhibit 5.2).**

23.3	Consent of Allen and Gledhill LLP (included as part of Exhibit 5.3).**

23.4	Consent of Albuquerque & Associados (included as part of Exhibit 5.4).**

23.5	Consent of Goltsblat BLP (included as part of Exhibit 5.5).**

23.6	Consent of Appleby (included as part of Exhibit 5.6).**

23.7	Consent of George E. Henries, Esq. (included as part of Exhibit 5.7).**

23.8	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for General Maritime Corporation.

23.9	Consent of MSPC, Certified Public Accountants and Advisors, P.C., Independent Registered Public Accounting Firm for Arlington Tankers Ltd.

23.10	Consent of KPMG LLP, Independent Registered Public Accounting Firm for Arlington Tankers Ltd.

24.1	Power of attorney.**

25.1	Statement of Eligibility of Trustee on Form T-1.**

________________________
*
To be filed, if necessary, by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities registered hereunder.

**	Previously filed.

(1)	Incorporated by reference to Exhibit 4.1 to General Maritime Corporation’s Registration Statement on Form S-4/A filed with the Securities and Exchange Commission on October 3, 2008.

Item 17.  Undertakings

(a) Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  If any securities registered under this registration statement are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, each undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof.  If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

 (d) Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 7, 2009.

GENERAL MARITIME CORPORATION

By:	/s/ John P. Tavlarios
John P. Tavlarios, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Peter C. Georgiopoulos*	Chairman of the Board and Director	April 7, 2009
Peter C. Georgiopoulos

/s/ John P. Tavlarios	President and Director	April 7, 2009
John P. Tavlarios	(Principal Executive Officer)

/s/ Jeffrey D. Pribor	Chief Financial Officer and Executive Vice President	April 7, 2009
Jeffrey D. Pribor	(Principal Financial and Accounting Officer)

/s/ Rex W. Harrington*	Director	April 7, 2009
Rex W. Harrington

/s/ Peter S. Schaerf*	Director	April 7, 2009
Peter S. Shaerf

/s/ William J. Crabtree*	Director	April 7, 2009
William J. Crabtree

/s/ George J. Konomos*	Director	April 7, 2009
George J. Konomos

s/ Dr. E. Grant Gibbons*	Director	April 7, 2009
Dr. E. Grant Gibbons

*Pursuant to the powers of attorney executed by each of the above named officers and directors and previously filed with the Securities and Exchange Commission.

By:	/s/ Jeffrey D. Pribor
Jeffrey D. Pribor, attorney in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 7, 2009.

GENERAL MARITIME SUBSIDIARY CORPORATION

By:	/s/ Jeffrey D. Pribor
Jeffrey D. Pribor, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jeffrey D. Pribor	President and Director	April 7, 2009
Jeffrey D. Pribor	(Principal Executive Officer)

/s/ John C. Georgiopoulos*	Treasurer and Director	April 7, 2009
John C. Georgiopoulos	(Principal Financial and Accounting Officer)

*Pursuant to the powers of attorney executed by each of the above named officers and directors and previously filed with the Securities and Exchange Commission.

By:	/s/ Jeffrey D. Pribor
Jeffrey D. Pribor, attorney in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 7, 2009.

GENERAL MARITIME MANAGEMENT LLC

By:	/s/ Peter Bell*
Peter Bell, Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Peter Bell*	Manager and Commercial Director	April 7, 2009
Peter Bell	(Principal Executive Officer)

/s/ Milton H. Gonzales*	Manager and Technical Director	April 7, 2009
Milton H. Gonzales	(Principal Financial and Accounting Officer)

*Pursuant to the powers of attorney executed by each of the above named officers and directors and previously filed with the Securities and Exchange Commission.

By:	/s/ Jeffrey D. Pribor
Jeffrey D. Pribor, attorney in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 7, 2009.

GENERAL MARITIME MANAGEMENT (UK) LLC

By:	/s/ John P. Tavlarios
John P. Tavlarios, Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ John P. Tavlarios	Manager	April 7, 2009
John P. Tavlarios	(Principal Executive Officer and Principal
Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 7, 2009.

GENERAL MARITIME MANAGEMENT (HELLAS) LTD.

By:	/s/ Milton H. Gonzales*
Milton H. Gonzales, Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Milton H. Gonzales*	Manager	April 7, 2009
Milton H. Gonzales	(Principal Executive Officer)

/s/ Markos Arnaos*	Manager	April 7, 2009
Markos Arnaos	(Principal Financial and Accounting Officer)

*Pursuant to the powers of attorney executed by each of the above named officers and directors and previously filed with the Securities and Exchange Commission.

By:	/s/ Jeffrey D. Pribor
Jeffrey D. Pribor, attorney in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 7, 2009.

GENERAL MARITIME MANAGEMENT (PORTUGAL) LDA

By:	/s/ Milton H. Gonzales*
Milton H. Gonzales, Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Milton H. Gonzales*	Manager	April 7, 2009
Milton H. Gonzales	(Principal Executive Officer)

/s/ Rui Jorge Pais Pereira*	Manager	April 7, 2009
Rui Jorge Pais Pereira	(Principal Financial and Accounting Officer)

*Pursuant to the powers of attorney executed by each of the above named officers and directors and previously filed with the Securities and Exchange Commission.

By:	/s/ Jeffrey D. Pribor
Jeffrey D. Pribor, attorney in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 7, 2009.

GENERAL MARITIME MANAGEMENT (PORTUGAL)
LIMITADA

By:	/s/ Rui Jorge Pais Pereira*
Rui Jorge Pais Pereira, Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Rui Jorge Pais Pereira*	Manager	April 7, 2009
Rui Jorge Pais Pereira	(Principal Executive Officer and Principal
Financial and Accounting Officer)

*Pursuant to the powers of attorney executed by each of the above named officers and directors and previously filed with the Securities and Exchange Commission.

By:	/s/ Jeffrey D. Pribor
Jeffrey D. Pribor, attorney in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 7, 2009.

GENERAL MARITIME CREWING PRIVATE LIMITED
(SINGAPORE CORPORATION)

By:	/s/ James Paisley*
James Paisley, Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ James Paisley*	Manager	April 7, 2009
James Paisley	(Principal Executive Officer and Principal
Financial and Accounting Officer)

*Pursuant to the powers of attorney executed by each of the above named officers and directors and previously filed with the Securities and Exchange Commission.

By:	/s/ Jeffrey D. Pribor
Jeffrey D. Pribor, attorney in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 7, 2009.

GENERAL MARITIME CREWING PRIVATE LIMITED
(RUSSIA CORPORATION)

By:	/s/ Gennadiy Liventsov*
Gennadiy Liventsov, Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Gennadiy Liventsov*	Manager	April 7, 2009
Gennadiy Liventsov	(Principal Executive Officer and Principal
Financial and Accounting Officer)

*Pursuant to the powers of attorney executed by each of the above named officers and directors and previously filed with the Securities and Exchange Commission.

By:	/s/ Jeffrey D. Pribor
Jeffrey D. Pribor, attorney in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 7, 2009.

GMR ADMINISTRATION CORP.

By:	/s/ John P. Tavlarios
John P. Tavlarios, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ John P. Tavlarios	President and Director	April 7, 2009
John P. Tavlarios	(Principal Executive Officer)

/s/ Jeffrey D. Pribor	Vice President, Treasurer and Director	April 7, 2009
Jeffrey D. Pribor	(Principal Financial and Accounting Officer)

/s/ John C. Georgiopoulos*	Vice President, Secretary and Director	April 7, 2009
John C. Georgiopoulos

*Pursuant to the powers of attorney executed by each of the above named officers and directors and previously filed with the Securities and Exchange Commission.

By:	/s/ Jeffrey D. Pribor
Jeffrey D. Pribor, attorney in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 7, 2009.

GMR AGAMEMNON LLC GMR AJAX LLC GMR ALEXANDRA LLC GMR ARGUS LLC GMR CHARTERING LLC GMR CONSTANTINE LLC GMR DAPHNE GMR DEFIANCE LLC GMR ELECTRA GMR GEORGE T LLC	GMR GP LLC GMR GULF LLC GMR HARRIET G. LLC GMR HOPE LLC GMR HORN LLC GMR KARA G LLC GMR LIMITED LLC GMR MINOTAUR LLC GMR ORION LLC GMR PHOENIX LLC	GMR PRINCESS LLC GMR PROGRESS LLC GMR REVENGE LLC GMR ST. NIKOLAS LLC GMR SPYRIDON LLC GMR STAR LLC GMR STRENGTH LLC GMR TRADER LLC GMR TRUST LLC

By:	/s/ John C. Georgiopoulos*
John C. Georgiopoulos, Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ John C. Georgiopoulos*	Manager	April 7, 2009
John C. Georgiopoulos	(Principal Executive Officer)

/s/ Brian Kerr*	Manager	April 7, 2009
Brian Kerr	(Principal Financial and Accounting Officer)

*Pursuant to the powers of attorney executed by each of the above named officers and directors and previously filed with the Securities and Exchange Commission.

By:	/s/ Jeffrey D. Pribor
Jeffrey D. Pribor, attorney in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 7, 2009.

ARLINGTON TANKERS LTD.

By:	/s/ Jeffrey D. Pribor
Jeffrey D. Pribor, Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jeffrey D. Pribor	Vice President and Director	April 7, 2009
Jeffrey D. Pribor	(Principal Executive Officer and
Principal Financial and Accounting Officer)

/s/ John C. Georgiopoulos*	Vice President and Director	April 7, 2009
John C. Georgiopoulos

/s/ Dr. E. Grant Gibbons*	Director	April 7, 2009
Dr. E. Grant Gibbons

*Pursuant to the powers of attorney executed by each of the above named officers and directors and previously filed with the Securities and Exchange Commission.

By:	Jeffrey D. Pribor
Jeffrey D. Pribor, attorney in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 7, 2009.

COMPANION LTD.	CONSUL LTD.
COMPATRIOT LTD.	CONTEST LTD.
CONCEPT LTD.	VISION LTD.
CONCORD LTD.	VICTORY LTD.

By:	/s/ John C. Georgiopoulos*
John C. Georgiopoulos, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ John C. Georgiopoulos*	President and Director	April 7, 2009
John C. Georgiopoulos	(Principal Executive Officer)

/s/ Brian Kerr*	Vice President and Treasurer	April 7, 2009
Brian Kerr	(Principal Financial and Accounting Officer)

/s/ James Bodi*	Alternate Director to Timothy Counsell,	April 7, 2009
James Bodi	Director and Vice President

*Pursuant to the powers of attorney executed by each of the above named officers and directors and previously filed with the Securities and Exchange Commission.

By:	/s/ Jeffrey D. Pribor
Jeffrey D. Pribor, attorney in fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 7, 2009.

ARLINGTON TANKERS, LLC

By:	Arlington Tankers, Ltd.

	By:	/s/ Jeffery D. Pribor
		Name:	Jeffery D. Pribor
		Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ John C. Georgiopoulos*	President and Secretary	April 7, 2009
John C. Georgiopoulos	(Principal Executive Officer)

/s/ Brian Kerr*	Vice President and Treasurer	April 7, 2009
Brian Kerr	(Principal Financial and Accounting Officer)

*Pursuant to the powers of attorney executed by each of the above named officers and directors and previously filed with the Securities and Exchange Commission.

By:	/s/ Jeffery D. Pribor
Jeffrey D. Pribor, attorney in fact

EXHIBIT INDEX

1.1	Form(s) of Underwriting Agreement with respect to Debt Securities.*

1.2	Form of Underwriting Agreement with respect to Preferred Stock.*

1.3	Form of Underwriting Agreement with respect to Common Stock.*

4.1	Form of Indenture.**

4.2	Form(s) of Debt Securities.*

4.3	Form of Specimen Stock Certificate.(1)

4.4	Certificate of Designation of Preferred Stock.*

4.5	Form of Preferred Stock Certificate.*

4.6	Form of Warrant Agreement (including form of warrant).*

4.7	Form of Unit Agreement (including form of unit certificate).*

5.1	Opinion of Reeder & Simpson P.C., Marshall Islands counsel to General Maritime, as to the legality of securities being registered.**

5.2	Opinion of Kramer Levin Naftalis & Frankel LLP, U.S. counsel to General Maritime, as to the legality of securities being registered.**

5.3	Opinion of Allen and Gledhill LLP, Singapore counsel to General Maritime, as to the power of a certain co-registrant to issue the guarantees.**

5.4	Opinion of Albuquerque & Associados, Portugal counsel to General Maritime, as to the power of a certain co-registrant to issue the guarantees.**

5.5	Opinion of Goltsblat BLP, Russia counsel to General Maritime, as to the power of a certain co-registrant to issue the guarantees.**

5.6	Opinions of Appleby, Bermuda counsel to General Maritime, as to the power of certain co-registrants to issue the guarantees.**

5.7	Opinion of George E. Henries, Esq., Liberia counsel to General Maritime, as to the power of certain co-registrants to issue the guarantees.**

12.1	Computation of Ratio of Earnings to Fixed Charges.**

23.1	Consent of Reeder & Simpson P.C. (included as part of Exhibit 5.1).**

23.2	Consent of Kramer Levin Naftalis & Frankel LLP (included as part of Exhibit 5.2).**

23.3	Consent of Allen and Gledhill LLP (included as part of Exhibit 5.3).**

23.4	Consent of Albuquerque & Associados (included as part of Exhibit 5.4).**

23.5	Consent of Goltsblat BLP (included as part of Exhibit 5.5).**

23.6	Consent of Appleby (included as part of Exhibit 5.6).**

23.7	Consent of George E. Henries, Esq. (included as part of Exhibit 5.7).**

23.8	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for General Maritime Corporation.

23.9	Consent of MSPC, Certified Public Accountants and Advisors, P.C., Independent Registered Public Accounting Firm for Arlington Tankers Ltd.

23.10	Consent of KPMG LLP, Independent Registered Public Accounting Firm for Arlington Tankers Ltd.

24.1	Power of attorney.**

25.1	Statement of Eligibility of Trustee on Form T-1.**

________________________
*
To be filed, if necessary, by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities registered hereunder.

**	Previously filed.

(1)	Incorporated by reference to Exhibit 4.1 to General Maritime Corporation’s Registration Statement on Form S-4/A filed with the Securities and Exchange Commission on October 3, 2008.